UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2022, Lisa Crutchfield provided notice that she will not stand for re-election to the Unitil Corporation (the “Company”) Board of Directors (the “Board”) at the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Ms. Crutchfield has served on the Board since 2012, including as the chair of the Compensation Committee since 2017. Ms. Crutchfield will leave the Board when her current term expires at the Annual Meeting on April 27, 2022.

As a result of Ms. Crutchfield’s decision, the Nominating and Governance Committee recommended, and the Board granted, a one-time waiver of the Board’s retirement policy to Eben Moulton with respect to his nomination as a candidate for re-election at the Annual Meeting. Mr. Moulton’s continued service on the Board will help ensure that there are at least nine Board members, as required by the Company’s Articles of Incorporation. Further, the Company will continue to benefit from Mr. Moulton’s service as a member of the Board because of his business, financial and energy industry expertise, as well as his proven leadership. Mr. Moulton will stand for re-election to the Board at the Company’s Annual Meeting for a term of three years.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Robert B. Hevert
Robert B. Hevert
Senior Vice President, Chief Financial Officer and Treasurer

Date:	March 18, 2022